UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 10, 2012

NUCOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4119	13-1860817

(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (704) 366-7000

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On April 10, 2012, the Board of Directors of Nucor Corporation (the “Corporation”) approved an amendment to the Corporation’s Amended and Restated Bylaws, effective immediately, to eliminate the exclusive forum provision in Article VII, Section 4. This provision provided that, unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed to the Corporation or the Corporation’s stockholders by any director, officer, employee or other agent of the Corporation, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Corporation’s Certificate of Incorporation or the Corporation’s Amended and Restated Bylaws or (iv) any other action asserting a claim governed by the internal affairs doctrine. As part of the amendment, existing Section 4 of Article VII, “Forum for Adjudication of Disputes,” was deleted in its entirety and existing Sections 5, 6 and 7 were renumbered as Sections 4, 5 and 6, respectively.

The foregoing description is qualified in its entirety by reference to the text of the Amended and Restated Bylaws as adopted and effective as of April 10, 2012. The Amended and Restated Bylaws as adopted and effective as of April 10, 2012, and a copy marked to show changes from the prior Amended and Restated Bylaws, are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Nucor Corporation.

3.2	Amended and Restated Bylaws of Nucor Corporation, marked to show amendments effective as of April 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: April 16, 2012	By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Nucor Corporation.

3.2	Amended and Restated Bylaws of Nucor Corporation, marked to show amendments effective as of April 10, 2012.

4